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                          EXHIBIT 10(k)
             STIFEL FINANCIAL CORP. AND SUBSIDIARIES

                     STIFEL FINANCIAL CORP.
                   RESTRICTED STOCK AGREEMENT

      Stifel Financial Corp., a Delaware Corporation, ("Company") and James D. Sumption ("Executive") hereby agree as follows:

       WHEREAS, Executive has heretofore performed valuable services for the Company and its wholly-owned subsidiaries, Stifel, Nicolaus & Company, Incorporated, and Pin Oak Capital Ltd., and the Company desires to encourage Executive to perform such services in the future;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

     Section 1. Definitions

     As used in this Agreement, the following terms shall have the following meanings:

     A.   "Award" means the award provided for in Section 2.

     B. "Board of Directors" means the Board of Directors of the Company.

     C. "Change of Control" means (1) the purchase or other acquisition, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, in one or a series of transactions by a person or a group of persons acting in concert, of beneficial ownership in more than twenty-five percent of the then outstanding voting stock of the Company, (2) the receipt of proxies for the election of directors in opposition to management's slate of nominees which proxies aggregate more than forty percent of the then outstanding voting stock of the Company, or (3) the sale or issuance of such number
          of   shares   of  voting  stock  of  the  Company   for
          consideration of other than cash in any transaction or series of related transactions which constitutes more than twenty-five percent of the outstanding voting power of the Company after giving effect to such issuance or sale.

     D.   "Date of Award" means August 1, 1992.

     E.   "Permanent   Disability"  means  total   inability   of
          Executive, because of bodily injury or mental or physical disease, to carry out his duties as Senior Vice President of the Company's Subsidiary, Stifel, Nicolaus & Company, Incorporated, for a period of six consecutive months.

     F. "Stock" means Common Stock of the Company, par value fifteen cents ($0.15) per share.
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     G.   "Subsidiary"  means any  corporation,  other  than  the
          Company, in an unbroken chain of corporations beginning with the Company if, at the relevant date specified in
          Section 4, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     Section 2. Award

      Subject to the terms of this Agreement, the Company has awarded to Executive and there shall be issued to Executive, 12,000 shares of Stock, effective as of the Date of Award.

     Section 3. Restrictions

      Except as hereinafter provided, Executive shall sell to the Company, and the Company shall purchase from Executive, all of the shares of Stock awarded hereunder, and as to which this restriction shall not have lapsed as provided in Section 4 hereof, at a purchase price of five cents ($.05) per share in the event of, and within thirty days following, Executive's termination of employment for any reason.

     Section 4. Lapse of Restrictions

      The restrictions imposed by Section 3 shall lapse and the shares of Stock shall vest in Executive on the following specified dates provided Executive shall have been continuously employed by the Company or a Subsidiary or the successor to all or substantially all of the business operations of the Company or a Subsidiary from the Date of the Award to each such date:

     A. On July 31, 1993, the restrictions shall lapse as to 2,400 shares of Stock subject to the Award;

     B. On July 31, 1994, the restrictions shall lapse as to an additional 2,400 shares of Stock subject to the Award;
       and

     C. On July 31, 1995, the restrictions shall lapse as to an additional 2,400 shares of Stock subject to the Award;

     D. On July 31, 1996, the restrictions shall lapse as to an additional 2,400 shares of Stock subject to the Award;

     E. On July 31, 1997, the restrictions shall lapse as to an additional 2,400 shares of Stock subject to the Award;

provided, however, that in the event of a Change of Control of the Company or the death or Permanent Disability of Executive, the restrictions shall lapse for 100% of the total number of shares of Stock subject to the Award not then free of the restrictions.

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      For  purposes of this Section 4, a leave of absence granted to Executive with the approval of the Board of Directors shall not be deemed to cause Executive to cease to be continuously employed by the Company or by a Subsidiary.

     Section 5. Legend

     Each certificate of Stock representing the shares subject to the Award shall bear a legend referring to this Agreement and the fact that such shares are nontransferable and subject to the restrictions hereunder until such restrictions have lapsed and the legend has been removed. The Company shall cause certificates without such legend to be issued, upon Executive's request, for any shares of Stock subject to the Award as, and when, such restrictions lapse as provided in Section 4.

     Section 6. Shares Non-Transferable

      Shares of Stock awarded hereunder shall not be transferable by Executive until after the removal of the legend described in
Section 5 with respect to such shares. Executive recognizes that the shares of Stock will not be registered under the Securities Act of 1933, as amended (the "1933 Act), in reliance on an exemption thereunder for transaction not involving a public offering, or under the laws of any state. Executive is acquiring such shares of Stock for Executive's own account for investment purposes only. Prior to any proposed transfer of such shares, unless there is in effect a registration statement under the 1933 Act covering the proposed transfer, Executive shall give written notice to the Company of Executive's intention to effect such transfer. Each such notice shall describe in detail the manner and circumstances of the proposed transfer, and shall, if the Company so requests, be accompanied (except in transactions in compliance with Rule 144 under the 1933 Act) by either (i) an unqualified written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of such shares may be effected without registration under the 1933 Act and applicable state securities laws, or (ii) a "no action" letter from the Securities and Exchange Commission to the effect that the transfer of such shares without registration will not result in a recommendation by the staff of the Securities and Exchange Commission that action be taken with respect thereto, whereupon Executive would be entitled to transfer such shares in accordance with the terms of the notice delivered by Executive to the Company. Each certificate evidencing any such shares shall bear the following restrictive legend:

     "'THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS ("THE ACTS"), AND MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED, EXCEPT PURSUANT TO (1) A REGISTRATION STATEMENT EFFECTIVE UNDER THE ACTS, OR (2) IN RELIANCE UPON AN EXEMPTION FROM SUCH REGISTRATION."

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     Section 7. Adjustment in Certain Events

      If there is any change in the Stock by reason of stock dividends, split-ups, mergers, consolidations, reorganizations, combinations or exchanges of shares or the like, the right and obligation of the Company to purchase provided for in Section 3 hereof shall extend not only to the Stock awarded hereunder, but also to all stock and other property received by Executive pursuant to any such event with respect to Stock that is subject to Section 3 hereof without any increase in the aggregate consideration as provided in Section 3.

      Any additional shares issued in connection by reason of stock dividends, split-ups, mergers, consolidations, reorganizations, combinations or exchanges of shares or the like, with respect to shares remaining restricted, shall also bear the restrictive legend noted in Sections 5 and 6 of this Agreement.

     Section 8. Amendment

      This Agreement may be amended by mutual consent of the parties hereto by written agreement.

     Section 9. Governing Law

      This Agreement shall be construed and administered in accordance with the laws of the State of Missouri.

      IN WITNESS WHEREOF, the Company and Executive have caused this Agreement to be executed on this 31st day of August, 1993, effective as of August 1, 1992.


          STIFEL FINANCIAL CORP.


          By:  /s/  Gregory F. Taylor
                    Gregory F. Taylor
                    President and Chief Executive Officer


          By:  /s/  James D. Sumption
                    James D. Sumption
                    Executive